Exhibit 99.1

News Release CRESTWOOD EQUITY PARTNERS LP 700 Louisiana Street, Suite 2550 Houston, TX 77002 www.crestwoodlp.com

Crestwood Equity Announces Third Quarter 2014

Financial and Operating Results

HOUSTON, TEXAS, November 5, 2014 – Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood Equity” or “CEQP”) reported today its financial results for the three months ended September 30, 2014.

Crestwood Equity owns the general partner of Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood Midstream” or “CMLP”). Crestwood Midstream owns the majority of the assets of the consolidated results herein. Crestwood Equity directly owns an NGL supply and logistics business and the Tres Palacios natural gas storage facility. In a separate news release issued today, Crestwood Midstream reported stand-alone financial and operating results.

“Results for Crestwood Equity’s stand-alone operations in the third quarter 2014 were in-line with our expectations, reflecting strong performance from our supply and logistics business that partially offset continued weakness at our Tres Palacios gas storage facility in Texas,” stated Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner. “In the third quarter 2014, our supply and logistics business benefited from favorable price differentials on marketing contracts, and we anticipate continued improvement in the fourth quarter as a result of higher seasonal demand for butane blending at our West Coast facility and propane supply and transportation in the Eastern U.S. In addition, we have made progress with business development opportunities that would immediately improve Tres Palacios’ performance. These improvements, coupled with greater visibility for growth and increasing incentive distribution payments from Crestwood Midstream, should result in continued improvement in Crestwood Equity’s distributable cash flow.”

Third Quarter 2014 Financial Highlights (1)

•	Crestwood Equity reported adjusted earnings before interest, taxes, depreciation, amortization and accretion (“Adjusted EBITDA”) for the third quarter 2014 of $128.9 million, compared with Adjusted EBITDA of $99.9 million in the third quarter 2013.

•	Assets owned by CMLP contributed Adjusted EBITDA of $116.2 million for the third quarter 2014, compared to $85.3 million in the third quarter 2013.

•	Assets owned by CEQP contributed Adjusted EBITDA of $12.7 million for the third quarter 2014, compared to $14.6 million in the third quarter 2013. The $1.9 million decrease was primarily attributable to a $4.0 million lower contribution from our Tres Palacios asset due to the expiration of firm gas storage contracts, partially offset by $0.8 million of increased margins from our NGL supply and logistics business and $1.3 million of lower general and administrative expenses.

(1)	Adjusted EBITDA and distributable cash flow are non-GAAP measures. Please refer to the financial tables accompanying this release for reconciliation to GAAP.

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•	Crestwood Equity reported net income of $11.9 million for the third quarter 2014, compared with a net loss of $7.9 million in the third quarter 2013. The prior year quarter included $13.1 million of transaction-related costs primarily related to the Crestwood-Inergy merger.

•	Crestwood Equity reported distributable cash flow attributable to its operations of $17.9 million for the third quarter 2014. Crestwood Equity also announced a quarterly cash distribution of $0.1375 per common unit ($0.55 per unit on an annualized basis), which will be paid on November 14, 2014 to unitholders of record as of the close of business on November 7, 2014.

Third Quarter 2014 Operating Results

Gathering and processing segment EBITDA totaled $50.3 million in the third quarter 2014, compared to $43.2 million in the third quarter 2013. The 16% increase in the third quarter 2014 was attributable to record natural gas gathering volumes that averaged 1,261 million cubic feet per day (“MMcf/d”) (a 22% increase over the third quarter 2013) and record compression volumes that averaged 590 MMcf/d (a 111% increase over the third quarter 2013). All of the assets included in the gathering and processing segment are owned by CMLP.

Storage and transportation segment reported consolidated EBITDA of $33.2 million during the third quarter 2014, compared to $34.9 million in the third quarter 2013. Segment EBITDA attributable to assets owned by CMLP increased 7% to $35.7 million during the third quarter 2014 from $33.4 million in the third quarter 2013. The CMLP increase was primarily attributable to higher transportation volumes and improved margins from its northeast natural gas storage and pipeline assets.

CEQP’s Tres Palacios storage and transportation asset contributed a loss of $2.5 million to consolidated segment EBITDA during the third quarter 2014, compared to EBITDA of $1.5 million in the third quarter 2013. The lower performance by Tres Palacios was primarily attributable to the expiration of long-term firm storage contracts during 2014. CEQP continues to evaluate development options for the Tres Palacios facility to improve performance. As part of these efforts, Crestwood recently ran a process to solicit third party interest in a strategic joint venture partnership that would immediately improve Tres Palacios’ performance and serve as a catalyst to facilitate a drop down of CEQP’s remaining interest to CMLP. Crestwood received numerous indications of interest as the result of that process and is currently in exclusive negotiations with one of those third parties to complete a transaction. Crestwood expects to finalize and announce a transaction during the fourth quarter of 2014. Completion of any transaction would remain subject to execution of definitive agreements and final CEQP and CMLP board approvals. The proposed transaction does not impact Crestwood’s previously filed application with the Federal Energy Regulatory Commission to reduce certificated capacity of the Tres Palacios facility and expects to receive a decision on the application by the end of 2014.

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NGL and crude services segment consolidated EBITDA, excluding non-cash fair value adjustments on commodity inventory-based derivative contracts, totaled $53.9 million during the third quarter 2014, a 71% increase from $31.5 million in the third quarter 2013. Assets owned by CMLP contributed $36.7 million during the third quarter, compared to $15.1 million in the third quarter 2013. The CMLP increase was primarily attributable to the Arrow assets acquired in November 2013 and higher crude oil rail loading volumes at the COLT Hub.

CEQP’s NGL services assets contributed $17.2 million in the third quarter 2014, compared to $16.4 million in the third quarter 2013. The $0.8 million increase from CEQP’s NGL supply and logistics business was due primarily to higher margins earned on propane and butane volumes sold.

Corporate expenses include general and administrative expenses not allocated to the operating segments above. Corporate expenses attributable to CMLP and CEQP totaled $18.2 million and $3.0 million, respectively, during the third quarter 2014, compared with $25.2 million and $3.9 million, respectively, during the third quarter 2013. The third quarter 2013 included $13.1 million of merger-related costs noted above. The decrease in corporate expenses attributable to CEQP was due to a higher percentage of costs being allocated to CMLP in 2014 reflecting the expanding scope of its business.

Liquidity and Capital Spending

At September 30, 2014, debt outstanding was primarily composed of $1,461 million of fixed-rate senior notes issued primarily by Crestwood Midstream, $435 million outstanding under Crestwood Midstream’s revolving credit facility and $460 million outstanding under Crestwood Equity’s revolving credit facility.

During the third quarter 2014, Crestwood Equity amended its revolving credit facility, expanding the capacity to $625 million and increasing the allowed leverage ratio (as defined in the credit facility) from 4.75 times EBITDA, up to 5.50 times through December 31, 2014, and decreasing quarterly back to 4.75 times at September 30, 2015 and thereafter.

Organic growth capital expenditures and joint venture contributions for the nine months ended September 30, 2014 totaled approximately $305 million, of which $299 million was attributable to CMLP. The majority of capital spending was related to construction of pipeline laterals and compression equipment in the Marcellus Shale, expansion of the COLT Hub and Arrow gathering system in the Bakken Shale, and capital contributions to Jackalope Gas Gathering for construction of the Bucking Horse processing facility in the PRB Niobrara.

Conference Call

Management will host a conference call for investors and analysts of Crestwood Equity and Crestwood Midstream today at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) which will be broadcast live over the Internet. Investors may participate in the call either by phone or audio webcast.

NEWS RELEASE

By Phone:	Dial 877-407-8293 at least 10 minutes before the call and ask for the Crestwood Earnings Call. A replay will be available until November 12, 2014 by dialing 877-660-6853 and using the access code 13593445#.

By Webcast:	Connect to the webcast via the “Presentations” page in the Investor Relations section of Crestwood’s website at www.crestwoodlp.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call for 90 days.

Non-GAAP Financial Measures

Adjusted EBITDA and distributable cash flow are non-GAAP financial measures. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

Forward-Looking Statements

The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s financial condition, results of operations and cash flows include, without limitation, the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe; fluctuations in crude oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas and crude oil volumes produced within proximity of Crestwood assets; failure or delays by customers in achieving expected production in their oil and gas projects; competitive conditions in the industry and their impact on our ability to connect supplies to Crestwood gathering, processing and transportation assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; the ability of Crestwood to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond Crestwood’s control; timely receipt of necessary government approvals and permits, the ability of Crestwood to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact Crestwood’s ability to complete projects within budget and on schedule; the effects of

NEWS RELEASE

existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to the substantial indebtedness, of either company, as well as other factors disclosed in Crestwood Equity’s and Crestwood Midstream’s filings with the U.S. Securities and Exchange Commission. You should read filings made by Crestwood with the U.S. Securities and Exchange Commission, including Annual Reports on Form 10-K and the most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. Crestwood does not assume any obligation to update these forward-looking statements.

About Crestwood Midstream Partners LP

Houston, Texas, based Crestwood Midstream (NYSE: CMLP) is a master limited partnership that owns and operates midstream businesses in multiple unconventional shale resource plays across the United States. Crestwood Midstream is engaged in the gathering, processing, treating, compression, storage and transportation of natural gas; storage, transportation and terminalling of NGLs; and gathering, storage, terminalling and marketing of crude oil.

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity (NYSE: CEQP) is a master limited partnership that owns the general partner interest, the incentive distribution rights and an approximate 4% limited partner interest of Crestwood Midstream. In addition, Crestwood Equity’s operations include a natural gas storage business in Texas and an NGL supply and logistics business that serves customers in the United States and Canada.

CONTACT

Mark Stockard

Vice President, Investor Relations

832-519-2207

mstockard@crestwoodlp.com

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CRESTWOOD EQUITY PARTNERS LP (FORMERLY INERGY, L.P.)

Consolidated Statements of Operations

(in millions, except unit and per unit data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2014	2013	2014	2013(a)	2014
Revenues:
Gathering and processing	$83.9	$47.0	$245.2	$140.3	$82.7
Storage and transportation	46.6	48.8	145.4	55.1	47.8
NGL and crude services	904.9	307.3	2,541.1	348.8	795.1
Related party	0.8	24.1	2.4	74.3	0.7

	1,036.2	427.2	2,934.1	618.5	926.3
Costs of product/services sold (excluding depreciation, amortization and accretion as shown below):
Gathering and processing	7.3	5.3	22.8	18.2	7.8
Storage and transportation	7.4	7.1	21.4	7.7	7.2
NGL and crude services	817.3	270.0	2,300.6	307.4	722.8
Related party	11.3	7.6	32.1	22.2	9.8

	843.3	290.0	2,376.9	355.5	747.6
Expenses:
Operations and maintenance	55.9	37.2	148.7	65.5	48.7
General and administrative	21.4	29.1	73.4	52.7	24.1
Depreciation, amortization and accretion	71.7	55.4	209.2	105.8	71.2

	149.0	121.7	431.3	224.0	144.0
Other operating income (expense):
Goodwill impairment	—	(4.1)	—	(4.1)	—
Gain (loss) on long-lived assets, net	(0.9)	4.4	0.8	4.4	1.2
Loss on contingent consideration	—	—	(8.6)	—	(6.5)

Operating income	43.0	15.8	118.1	39.3	29.4
Earnings (loss) from unconsolidated affiliates, net	0.3	(0.4)	(1.3)	(0.4)	(1.5)
Interest and debt expense, net	(31.5)	(22.8)	(95.8)	(46.2)	(32.6)
Other income, net	0.2	—	0.4	—	0.1

Income (loss) before income taxes	12.0	(7.4)	21.4	(7.3)	(4.6)
Provision for income taxes	0.1	0.5	1.1	1.2	0.2

Net income (loss)	11.9	(7.9)	20.3	(8.5)	(4.8)
Net (income) loss attributable to non-controlling partners	(9.1)	(0.4)	(2.3)	6.9	0.4

Net income (loss) attributable to Crestwood Equity Partners LP	$2.8	$(8.3)	$18.0	$(1.6)	$(4.4)

Subordinated unitholders’ interest in net income	$—	$(0.2)	$0.4	$(0.1)	$(0.1)

Common unitholders’ interest in net income	$2.8	$(8.1)	$17.6	$(1.5)	$(4.3)

Net income (loss) per limited partner unit:
Basic	$0.02	$(0.05)	$0.10	$(0.02)	$(0.02)

Diluted	$0.02	$(0.05)	$0.10	$(0.02)	$(0.02)

Weighted-average limited partners’ units outstanding (in thousands):
Basic	182,014	166,720	182,005	85,243	182,116
Dilutive units	4,388	4,388	4,388	4,388	4,388

Diluted	186,402	171,108	186,393	89,631	186,504

(a)	Financial data presented for the nine months ended September 30, 2013 reflects the operations of Legacy Crestwood GP for the entire period, and the operations of Legacy Inergy from June 19, 2013 to September 30, 2013. This presentation is required under U.S. Generally Accepted Accounting Principles (GAAP).

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CRESTWOOD EQUITY PARTNERS LP (FORMERLY INERGY, L.P.)

Selected Balance Sheet Data

(in millions)

	September 30, 2014	December 31, 2013
	(unaudited)
Cash and cash equivalents	$2.2	$5.2
Outstanding debt:
Crestwood Equity Partners LP (a)
Revolving Credit Facility	$459.9	$381.0
Senior Notes	11.4	11.4
Other	2.8	2.8

Subtotal	$474.1	$395.2
Crestwood Midstream Partners LP (b)
Revolving Credit Facility	$435.0	$414.9
Senior Notes	1,450.0	1,450.0
Other	8.6	5.9

Subtotal	$1,893.6	$1,870.8
Total debt	$2,367.7	$2,266.0

Total partners’ capital	$5,646.7	$5,508.6

Crestwood Equity Partners LP partners’ capital
Limited partner units outstanding	186.4	185.3

(a)	Crestwood Midstream and its subsidiaries do not provide credit support or guarantee any amounts outstanding under CEQP’s credit facility or senior notes.
(b)	CEQP and its subsidiaries do not provide credit support or guarantee any amounts outstanding under the credit facility or senior notes of Crestwood Midstream.

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CRESTWOOD EQUITY PARTNERS LP (FORMERLY INERGY, L.P.)

Reconciliation of Non-GAAP Financial Measures

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2014	2013	2014	2013	2014
EBITDA
Net income (loss)	$11.9	$(7.9)	$20.3	$(8.5)	$(4.8)
Interest and debt expense, net	31.5	22.8	95.8	46.2	32.6
Provision for income taxes	0.1	0.5	1.1	1.2	0.2
Depreciation, amortization and accretion	71.7	55.4	209.2	105.8	71.2

EBITDA (a)	$115.2	$70.8	$326.4	$144.7	$99.2
Significant items impacting EBITDA:
Non-cash equity compensation expense	4.8	5.6	16.4	7.6	6.2
(Gain) loss on long-lived assets, net	0.9	(4.4)	(0.8)	(4.4)	(1.2)
Goodwill impairment	—	4.1	—	4.1	—
Loss on contingent consideration	—	—	8.6	—	6.5
Earnings (loss) from unconsolidated affiliates, net	(0.3)	0.4	1.3	0.4	1.5
Adjusted EBITDA from unconsolidated affiliates, net	1.9	0.6	4.0	0.6	0.4
Change in fair value of commodity inventory-related derivative contracts	1.0	9.7	(6.8)	11.3	2.9
Significant transaction and environmental related costs and other items	5.4	13.1	14.1	22.8	2.2

Adjusted EBITDA (a)	$128.9	$99.9	$363.2	$187.1	$117.7
Distributable Cash Flow
Adjusted EBITDA (a)	$128.9	$99.9	$363.2	$187.1	$117.7
Cash interest expense (b)	(30.3)	(22.1)	(91.9)	(44.3)	(31.2)
Maintenance capital expenditures (c)	(4.8)	(4.5)	(16.7)	(7.5)	(5.5)
Provision for income taxes	(0.1)	(0.5)	(1.1)	(1.2)	(0.2)
Deficiency payments	2.3	1.6	7.2	1.6	3.8
Public Crestwood Midstream LP unitholders interest in CMLP distributable cash flow (d)	(78.1)	(58.2)	(209.7)	(105.9)	(71.2)

Distributable cash flow attributable to CEQP (e)	$17.9	$16.2	$51.0	$29.8	$13.4

(a)	EBITDA is defined as income before income taxes, plus net interest and debt expense, and depreciation, amortization and accretion expense. In addition, Adjusted EBITDA considers the adjusted earnings impact of our unconsolidated affiliates by adjusting our equity earnings or losses from our unconsolidated affiliates for our proportionate share of their depreciation and interest and the impact of certain significant items, such as non-cash equity compensation expenses, gains and impairments of long-lived assets and goodwill, losses on acquisition-related contingencies, third party costs incurred related to potential and completed acquisitions, certain environmental remediation costs and change in fair value of certain commodity derivative contracts, and other transactions identified in a specific reporting period. EBITDA and Adjusted EBITDA are not measures calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), as they do not include deductions for items such as depreciation, amortization and accretion, interest and income taxes, which are necessary to maintain our business. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so our computation may not be comparable to measures used by other companies.
(b)	Cash interest expense less amortization of deferred financing costs plus bond premium amortization plus or minus fair value adjustment of interest rate swaps.
(c)	Maintenance capital expenditures are defined as those capital expenditures which do not increase operating capacity or revenues from existing levels.
(d)	Crestwood Midstream distributable cash flow less incentive distributions paid to the general partner and the public LP ownership interest in Crestwood Midstream.
(e)	Distributable cash flow is defined as Adjusted EBITDA, less cash interest expense, maintenance capital expenditures, income taxes, deficiency payments (primarily related to deferred revenue), and public Crestwood Midstream LP unitholders interest in CMLP distributable cash flow. Distributable cash flow should not be considered an alternative to cash flows from operating activities or any other measure of financial performance calculated in accordance with generally accepted accounting principles as those items are used to measure operating performance, liquidity, or the ability to service debt obligations. We believe that distributable cash flow provides additional information for evaluating our ability to declare and pay distributions to unitholders. Distributable cash flow, as we define it, may not be comparable to distributable cash flow or similarly titled measures used by other corporations and partnerships.

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CRESTWOOD EQUITY PARTNERS LP (FORMERLY INERGY, L.P.)

Reconciliation of Non-GAAP Financial Measures

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2014	2013	2014	2013	2014
EBITDA
Net cash provided by operating activities	$45.7	$56.7	$157.2	$114.1	$39.2
Net changes in operating assets and liabilities	44.1	(6.7)	97.2	(11.0)	41.1
Amortization of debt-related deferred costs, discounts and premiums	(2.0)	(0.9)	(5.9)	(3.0)	(2.0)
Interest and debt expense, net	31.5	22.8	95.8	46.2	32.6
Market adjustment on interest rate swap	0.8	0.2	2.0	1.1	0.6
Non-cash equity compensation expense	(4.8)	(5.6)	(16.4)	(7.6)	(6.2)
Gain (loss) on long-lived assets, net	(0.9)	4.4	0.8	4.4	1.2
Goodwill impairment	—	(4.1)	—	(4.1)	—
Loss on contingent consideration	—	—	(8.6)	—	(6.5)
Earnings (loss) from unconsolidated affiliates, net	0.3	(0.4)	(1.3)	(0.4)	(1.5)
Deferred income taxes	0.4	2.6	4.5	2.6	0.3
Provision for income taxes	0.1	0.5	1.1	1.2	0.2
Other non-cash income (expense)	—	1.3	—	1.2	0.2

EBITDA (a)	$115.2	$70.8	$326.4	$144.7	$99.2
Non-cash equity compensation expense	4.8	5.6	16.4	7.6	6.2
(Gain) loss on long-lived assets, net	0.9	(4.4)	(0.8)	(4.4)	(1.2)
Goodwill impairment	—	4.1	—	4.1	—
Loss on contingent consideration	—	—	8.6	—	6.5
(Earnings) loss from unconsolidated affiliates, net	(0.3)	0.4	1.3	0.4	1.5
Adjusted EBITDA from unconsolidated affiliates, net	1.9	0.6	4.0	0.6	0.4
Change in fair value of commodity inventory-related derivative contracts	1.0	9.7	(6.8)	11.3	2.9
Significant transaction related costs and other items	5.4	13.1	14.1	22.8	2.2

Adjusted EBITDA (a)	$128.9	$99.9	$363.2	$187.1	$117.7

(a)	EBITDA is defined as income before income taxes, plus net interest and debt expense, and depreciation, amortization and accretion expense. In addition, Adjusted EBITDA considers the adjusted earnings impact of our unconsolidated affiliates by adjusting our equity earnings or losses from our unconsolidated affiliates for our proportionate share of their depreciation and interest and the impact of certain significant items, such as non-cash equity compensation expenses, gains and impairments of long-lived assets and goodwill, losses on acquisition-related contingencies, third party costs incurred related to potential and completed acquisitions, certain environmental remediation costs and change in fair value of certain commodity derivative contracts, and other transactions identified in a specific reporting period. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, as they do not include deductions for items such as depreciation, amortization and accretion, interest and income taxes, which are necessary to maintain our business. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA and Adjusted EBITDA calculations may vary among entities, so our computation may not be comparable to measures used by other companies.

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CRESTWOOD EQUITY PARTNERS LP (FORMERLY INERGY, L.P.)

Segment Data

(in millions)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2014	2013	2014	2013	2014
Gathering and Processing
Revenues	$85.3	$71.1	$248.2	$214.6	$83.4
Costs of product/services sold	18.6	12.9	54.9	40.4	17.6
Operations and maintenance expense	15.9	14.9	44.0	40.5	14.7
Goodwill impairment		(4.1)		(4.1)	—
Gain (loss) on long-lived assets, net	(0.9)	4.4	0.1	4.4	0.5
Loss on contingent consideration	—	—	(8.6)	—	(6.5)
Earnings (loss) from unconsolidated affiliate	0.4	(0.4)	0.1	(0.4)	(0.6)

EBITDA	$50.3	$43.2	$140.9	$133.6	$44.5
Storage and Transportation
Revenues	$46.6	$48.8	$145.4	$55.1	$47.8
Costs of product/services sold	7.4	7.1	21.4	7.7	7.2
Operations and maintenance expense	6.0	6.8	18.5	7.7	6.3
Gain on long-lived assets	—	—	0.6	—	0.6

EBITDA	$33.2	$34.9	$106.1	$39.7	$34.9
NGL and Crude Services
Revenues	$904.9	$307.3	$2,541.1	$348.8	$795.1
Costs of product/services sold	817.9	270.0	2,301.2	307.4	722.8
Operations and maintenance expense	34.0	15.5	86.2	17.3	27.7
Gain on long-lived assets	—	—	0.1	—	0.1
Loss from unconsolidated affiliate	(0.1)	—	(1.4)	—	(0.9)

EBITDA	$52.9	$21.8	$152.4	$24.1	$43.8
Total Segment EBITDA	$136.4	$99.9	$399.4	$197.4	$123.2
Corporate	(21.2)	(29.1)	(73.0)	(52.7)	(24.0)

EBITDA	$115.2	$70.8	$326.4	$144.7	$99.2

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CRESTWOOD EQUITY PARTNERS LP (FORMERLY INERGY, L.P.)

Operating Statistics

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2014	2013	2014	2013	2014
Gathering and Processing (MMcf/d)
Marcellus	645.3	424.4	587.4	405.5	584.7
Barnett rich	169.0	190.5	172.7	201.8	174.8
Barnett dry	249.9	229.5	242.4	233.6	264.1
Fayetteville	92.2	103.7	102.3	90.4	102.2
PRB Niobrara - Jackalope Gas Gathering(a)	60.2	42.4	52.5	42.4	44.2
Other	44.7	44.7	44.5	55.4	43.2

Total gathering volumes	1,261.3	1,035.2	1,201.8	1,029.1	1,213.2
Processing volumes	191.4	201.5	190.6	214.2	190.9
Compression volumes	590.0	280.0	503.4	278.1	470.5
Storage and Transportation
Northeast Storage
Storage capacity, 100% firm contracted (Bcf)	34.8	34.8	34.8	34.8	34.8
Firm storage services (MMcf/d)	489.1	523.3	483.0	523.3	474.0
Interruptible storage services (MMcf/d)	22.2	19.9	37.4	19.9	23.1
Northeast Transportation - firm contracted capacity (MMcf/d)	955.0	875.0	928.4	875.0	955.0
% of operational capacity contracted	100%	100%	100%	100%	100%
Firm services (MMcf/d)	1,105.8	809.9	1,023.7	809.9	1,072.0
Interruptible services (MMcf/d)	168.0	317.3	263.8	317.3	237.7
Gulf Coast Storage - firm contracted capacity (Bcf)	7.8	14.5	10.7	14.5	7.5
% of operational capacity contracted	20%	38%	28%	38%	20%
NGL and Crude Services
Arrow Midstream
Crude oil (MBbls/d)	65.4	—	55.1	—	55.8
Natural gas (MMcf/d)	39.9	—	29.7	—	29.0
Water (MBbls/d)	20.2	—	17.2	—	19.0
COLT Hub
Rail loading (MBbls/d)	117.2	79.1	108.9	79.1	111.6
Connector pipeline (MBbls/d)(b)	7.9	3.7	7.8	3.7	9.1
Crude barrels trucked (MBbls/d)	27.4	—	17.4	—	24.1
Total Bakken crude barrels handled (MBbls/d)	217.9	82.8	189.2	82.8	200.6
Douglas terminal rail loading (MBbls/d)(a)	9.1	—	5.0	—	2.6
NGL Operations
Storage capacity, 100% contracted (MBbls)	1,500.0	1,500.0	1,500.0	1,500.0	1,500.0
Supply & Logistics gallons sold (millions)	234.3	267.8	849.8	305.1	227.1
West Coast gallons sold or processed (millions)	187.1	192.3	508.0	226.9	167.1
NGL gallons trucked (millions)	280.7	319.0	901.7	319.0	241.1

(a)	Represents 50% owned joint venture, operational data reported at 100%.
(b)	Represents only throughput leaving the terminal. Total connector pipeline throughput, including receivables is 36.3 MBbls/d and 30.0 MBbls/d for the three and nine months ended September 30, 2014, 20.9 MBbls/d for the three and nine months ended September 30, 2013, and 32.3 MBbls/d for the three months ended June 30, 2014.